                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /   Preliminary Proxy Statement
    / / Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /   Definitive Proxy Statement
    / /   Definitive Additional Materials
    /X/   Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                              VERNITRON CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:
          $125.00
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                  [LETTERHEAD]





                                                  April 28, 1995






Dear Vernitron Stockholder:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders on May 25, 1995, at 12:00 noon, at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018.

     The accompanying Notice of Annual Meeting and Proxy Statement describes the proposals to be considered at the meeting.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend personally, please complete and mail the enclosed proxy card in the return envelope.


                                   Very truly yours,



                                   Stephen W. Bershad
                                   CHAIRMAN OF THE BOARD
                                   CHIEF EXECUTIVE OFFICER

                                [VERNITRON LOGO]


- - --------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 25, 1995

- - --------------------------------------------------------------------------------


     The Annual Meeting of Stockholders of Vernitron Corporation (the "Company") will be held on May 25, 1995 at 12:00 noon, at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018, for the following purposes:

     1.   To elect three directors to the Board of Directors;

     2. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1995; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 28, 1995, will be entitled to notice of and to vote at the meeting and any adjournments thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting at the offices of the Company, 645 Madison Avenue, New York, New York 10022.

     Whether or not you expect to attend the meeting, it is important that your shares be represented, regardless of the number of shares you hold.
Accordingly, you are encouraged to sign, date and return the enclosed proxy card in the reply envelope provided as soon as possible.

                                   By Order of the Board of Directors,

                                        /S/ ELLIOT N. KONOPKO

                                        ELLIOT N. KONOPKO
                                        SECRETARY
April 28, 1995

                                [VERNITRON LOGO]


- - --------------------------------------------------------------------------------

                                 PROXY STATEMENT

- - --------------------------------------------------------------------------------


     This proxy statement, which is first being mailed to stockholders on or about May 1, 1995, is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Vernitron Corporation (the "Company"), 645 Madison Avenue, New York, New York 10022, for use at the Annual Meeting of Stockholders to be held at 12:00 noon, on May 25, 1995, and for all adjournments thereof (the "Annual Meeting"), at the offices of Republic National Bank, Lower Level Conference Room, New York, New York 10018.

     Only stockholders of record at the close of business on April 28, 1995, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. As of the record date,12,538,012 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     A majority of the outstanding shares of Common Stock constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. The election of each nominee for director, as set forth in Proposal No. 1 below, and the ratification of the selection of Arthur Andersen LLP as independent accountants, as set forth in Proposal No. 2 below, each requires the affirmative vote of a majority of the votes cast.

     Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Shares represented by proxies that are properly executed and returned will be voted as specified on the proxy. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 DESCRIBED IN THIS PROXY STATEMENT. A stockholder may revoke a proxy at any time before it is actually voted by delivering written notice of revocation to the Secretary of the Company, by submitting a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The Board of Directors does not intend to present any matters for a vote at the meeting except the proposals described in this Proxy Statement. The persons named in the proxy will, however, have discretionary voting authority regarding any other business that may properly come before the meeting.

     The expense of preparing, printing and mailing this Proxy Statement and the related proxy solicitation material will be paid by the Company. Proxies are being solicited principally by mail; but proxies may also be solicited personally, by telephone and similar means by directors, officers and regular employees of the Company without additional compensation. The Company will reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of Common Stock.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors of not less than two directors, as determined from time to time by resolution of the Board. The Board currently consists of three directors. As noted above, proxies will be voted, unless authority is withheld, FOR the election as directors of the three nominees listed below, who are the current directors, to serve until the next annual meeting of stockholders and until their respective successors shall be duly elected and qualified. If any nominee should become unavailable for election, proxies will be voted, unless authority is withheld, for an alternate or alternates, if any, designated by the Board. The Board has no reason to believe that any nominee will become unavailable for election.

     The name, age and principal occupation of each nominee, the nominee's length of service as a director of the Company, the names of the other public companies of which the nominee is a director and certain other biographical information are set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES (PROPOSAL NO. 1).

    STEPHEN W. BERSHAD, 53

    Chairman of the Board and Chief Executive Officer of the Company since December 1986. Prior to joining the Company, he was a Managing Director of Lehman Brothers and its predecessors, investment banking firms, where he held a series of senior management positions. Mr. Bershad is a director of EMCOR Group, Inc.

    ANTHONY J. FIORELLI, JR., 65

    President, Strategic Management Consulting Services, Inc., a management consulting firm, since December 1985. Prior to that time, Mr. Fiorelli was President and Chief Executive Officer of General Defense Corporation, a diversified engineering and manufacturing company. Mr. Fiorelli has been a director of the Company since February 1988.

    ELIOT M. FRIED, 62

    Mr. Fried has been a Managing Director of Lehman Brothers and its predecessors, investment banking firms, since 1991. Prior to that time he was Senior Executive Vice President of Lehman Brothers. Currently, he is Co-Chairman of Lehman Brother's Investment Committee. Mr. Fried is a director of American Marketing Industries, Inc., Bridgeport Machines, Inc., Energy Ventures, Inc., Lear Seating Corporation, Sun Distributors, L.P. and Walter Industries Inc. Mr. Fried has served as a Director of the Company since 1994.

    The Board of Directors met 6 times during 1994. The Audit Committee, the Compensation Committee and the Stock Incentive Plan Committee are the standing committees of the Board.

    The Audit Committee reviews internal and external audit procedures of the Company. Mr. Fiorelli is a member of the Audit Committee. The Compensation Committee oversees compensation policies of the Company. Its members are Messrs. Bershad and Fiorelli. The Stock Incentive Plan Committee administers the Vernitron Corporation Long-Term Stock Incentive Plan. Mr. Fiorelli is a member of the Stock Incentive Plan Committee. The Audit Committee and the Compensation Committee met once in 1994.

    Each director attended all meetings of the Board and of the Committees on which the director served.

    The compensation of directors is fixed by the Board of Directors. Directors who are not employees of the Company receive meeting fees of $2,500 for each Board meeting attended and $1,000 for each committee meeting attended other than in connection with a Board meeting. Directors are reimbursed for travel and other expenses incurred in the performance of their duties.

                                 STOCK OWNERSHIP
                             DIRECTORS AND OFFICERS

    The following table sets forth the number of shares of Common Stock beneficially owned by the Company's directors individually, and by all directors and officers as a group, as of March 31, 1995:


                                                     SHARES            EXERCISABLE           TOTAL
                                                      OWNED               STOCK             SHARES
                                                   DIRECTLY OR           OPTION          BENEFICIALLY           PERCENT
                                                 INDIRECTLY (1)        SHARES (2)            OWNED             OF CLASS
                                                 --------------        ----------        ------------          --------

Stephen W. Bershad . . . . . . . . . . . . .       5,685,157             42,000            5,727,158             45.2%
Anthony J. Fiorelli, Jr. . . . . . . . . . .          69,245                 --               69,245               (4)
Eliot M. Fried (3) . . . . . . . . . . . . .              --                 --                   --               --
Directors and Executive Officers as a group
(5 persons). . . . . . . . . . . . . . . . .       5,754,402             72,000            5,826,402             46.2%

- - ----------------
(1) Does not include 761,496 shares of Common Stock owned by the Vernitron Corporation 401(K) Plan (the "401(K) Plan") as of March 31, 1995. Elliot N. Konopko and Raymond F. Kunzmann, who are executive officers of the Company, are the sole trustees of the 401(K) Plan and may be deemed to beneficially own such shares, although each of them disclaims beneficial ownership of such shares. Mr. Bershad owns 2,731,337 shares of Common Stock directly and 2,953,820 shares of Common Stock indirectly through SWB Holding Corporation, of which he is the sole shareholder and Chairman.

(2) Shares covered by stock options exercisable on March 31, 1995, or within 60 days thereafter.

(3) Eliot M. Fried is a Managing Director and a Co-Chairman of the Investment Committee of Lehman, which may be deemed to beneficially own 2,318,705 shares of Common Stock. See "Principal Stockholders" below. Mr. Fried disclaims beneficial ownership of such shares.

(4)  Less than 1% of the total Common Stock outstanding.


     Mr. Bershad also directly owns, as of March 31, 1995, 128,635 shares of $1.20 Cumulative Exchangeable Redeemable Preferred Stock, $.01 par value per share ("Preferred Stock"), of the Company, constituting approximately 18.5% of the outstanding shares of Preferred Stock. No other director or officer owns any shares of Preferred Stock.

                             PRINCIPAL STOCKHOLDERS

     The Company knows of no person who, as of March 31, 1995, beneficially owned more than five percent of the Common Stock outstanding, except for Mr. Bershad and except as set forth below.

                                                AMOUNT AND
      NAME AND ADDRESS                          NATURE OF          PERCENT OF
     OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      CLASS
     -------------------                   --------------------    ----------

     Lehman Electric Inc.                  2,318,705 shares        18.5%
     World Financial Center
     200 Vesey Street
     New York, NY  10285

     Victor A. Morgenstern                 777,005 shares          6.2%
     2 North LaSalle Street
     Chicago, IL  60602

     Vernitron Corporation 401(K) Plan     761,496 shares            6.1%
     Vernitron Corporation
     645 Madison Avenue
     New York, NY  10022

Lehman Electric Inc., a Delaware corporation ("Lehman Electric"), is an investment vehicle. Lehman Brothers Inc., a Delaware corporation ("Lehman Brothers"), is a registered broker-dealer. Lehman Brothers Group Inc., a Delaware corporation ("Group"), is a holding company and parent of Lehman Electric. Lehman Brothers Holdings Inc., a Delaware corporation ("Holdings"), through its domestic and foreign subsidiaries, is a full line securities firm. It is the immediate parent of Lehman Brothers and Group. The foregoing entities (other than Lehman Brothers) may be deemed to beneficially own the 2,318,705 shares of Common Stock directly owned by Lehman Electric. In the ordinary course of its business on behalf of its customers, Lehman Brothers may purchase and sell shares of Common Stock.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows the compensation paid to the Company's executive officers for services in all capacities for the three years ended December 31, 1994:


                                                                                                     LONG TERM
                                                            ANNUAL COMPENSATION                    COMPENSATION
                                                    ---------------------------------------      ----------------     ALL OTHER
                                                                    BONUS      OTHER ANNUAL           OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR        SALARY($)      ($)(1)      COMPENSATION      (# OF SHARES)(2)      ($)(3)
- - ---------------------------             ----        ---------      -------     ------------      ----------------   ------------

Stephen W. Bershad . . . . . . . .      1994         262,500       150,000          --                21,000             10,810
 Chairman of the Board and              1993         262,500            --          --                    --              3,385
 Chief Executive Officer                1992         262,500       150,000          --                    --             16,616

Edward M. Murchie (4). . . . . . .      1994         240,000            --          --               121,000              8,474
 President and Chief                    1993         240,000            --          --                    --                470
 Operating Officer                      1992         240,000       105,000          --                    --             11,397

Elliot N. Konopko (5). . . . . . .      1994         175,000        55,000          --                15,000              6,318
 Vice President, General                1993         175,000            --          --                    --              3,338
 Counsel and Secretary                  1992         175,000        40,000          --                    --              5,534

Raymond F. Kunzmann (6). . . . . .      1994         120,000        28,000          --                20,000              2,721
 Vice President-Finance
 and Controller

- - ----------------
(1) Reflects payments under the Company's bonus plan, which is described in the "Compensation Committee Report on Executive Compensation" beginning on page 9 of this proxy statement.

(2) Reflects awards under the Company's Long-Term Stock Incentive Plan, which is described under "Stock Incentive Plan" on page 6 of this proxy statement.
The exercise price of options granted prior to 1994 (covering 42,000 shares, 242,000 shares and 30,000 shares in the case of Messrs. Bershad, Murchie and Konopko, respectively) were adjusted pursuant to the terms of the Incentive Plan in 1994. See "Stock Incentive Plan."

(3) Reflects matching contributions under the Company's 401(K) Plan, described under 401(K) Plan on page 6 of this proxy statement, and payments under the Company's executive health insurance plan. Vernitron's executive health insurance plan, which covers only executive officers, provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under Vernitron's basic medical plans.

(4) Mr. Murchie's employment with the Company terminated on January 30, 1995, at which time Mr. Bershad assumed the additional duties of President and Chief Operating Officer. Under the terms of a severance agreement with the Company entered into in connection with his termination of employment, the Company agreed to pay Mr. Murchie his salary, and continue certain benefits, under certain circumstances until April 26, 1996. Mr. Murchie's options to acquire up to 363,000 shares of Common Stock, including options granted in 1994, terminated unexercised following his termination of employment.


                                        5

(5) Mr. Konopko has been Vice President, General Counsel and Secretary of the Company since March 1990.

(6) Raymond F. Kunzmann was elected Vice President-Finance and Controller on June 2, 1994. Prior to that time, he was Group Controller at Mannesmann Capital Corporation, a diversified manufacturing company, from January 1994 until May 31, 1994, and was Controller and held other positions at Lear Siegler, Inc., a diversified manufacturing/service company, from January 1987 until December 1993.


401(K) PLAN

  Vernitron currently maintains a 401(K) Salary Reduction Plan (the "401(K) Plan") which is intended to qualify under Sections 401(a) and 401(K) of the Internal Revenue Code. All employees who are not members of collective bargaining groups and who are 21 years of age or older are eligible to participate in the 401(K) Plan on the first calendar day of the month immediately following the month in which they complete 1,000 hours of service. All eligible executive officers have elected to participate in the 401(K) Plan.

  Eligible employees electing to participate in the 401(K) Plan may defer a portion of their compensation on a pre-tax basis, by contributing a percentage thereof to the 401(K) Plan. The minimum contribution is not less than 3% of annual gross pay. The maximum is prescribed by the Tax Reform Act of 1986. The limit for 1994 was $9,240 and will be $9,240 in 1995. Effective November 6, 1991, the Company elected to make the matching contribution in Common Stock of the Company. The Company matched in stock each employee's 3% contribution in 1994. Eligible employees who elect to participate in the 401(K) Plan and whose employment began prior to December 1, 1988 are 100% vested in the Company's matching contribution when made. Eligible employees whose employment began on and after December 1, 1988 are vested in the Company's matching contribution according to the following schedule: less than 1 year of service - 0%; 1 year of service - 20%; 2 years of service - 40%; 3 years of service - 60%; 4 years of service - 80%; and 5 years of service - 100%.

STOCK INCENTIVE PLAN

     The Vernitron Corporation Long-Term Stock Incentive Plan (the "Incentive Plan") was approved by the stockholders in 1991. The Incentive Plan is administered by the Stock Incentive Plan Committee (the "Committee"). The Committee selects participants from among those executives and other key employees of the Company and its subsidiaries who are in a position to contribute materially to the success of the Company and determines the amounts, times, forms, terms and conditions of grants.

     Grants may be in the form of options to purchase shares of Common Stock, stock appreciation rights, restricted stock and performance units (collectively, "stock incentives"). Grants may be made for up to 450,000 shares of Common Stock of the Company in the aggregate. Stock appreciation rights may be granted on a "free-standing" basis or in conjunction with all or a portion of the shares covered by an option. Stock incentive awards are subject to such provisions as the Committee determines and may be exercised at one time or in such installments and at such prices over the balance of the exercise period as determined by the Committee.

     Each stock incentive is exercisable in whole or in part, prior to its cancellation or termination, by written notice to the Company. If any option is being exercised, such notice must be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee, shares of Company Common Stock or partly in cash and partly in such shares. Stock incentives are not transferable except by will or by laws of descent and distribution.

     In general, each stock incentive will terminate upon the earlier of (i) the date fixed by the Committee when the stock incentive is granted or (ii) unless determined otherwise by the Committee, termination of employment other than for cause, to the extent the stock incentive was then exercisable, up to 90 days after the participant's termination of employment. In the event of death or termination due to disability, the stock incentive may be exercised to the extent then exercisable for up to one year thereafter. If a participant's employment is terminated for cause, however, his or her ability to exercise any stock incentive is terminated.

     The Company may make loans to such participants as the Committee, in its discretion, may determine in connection with the exercise of options in an amount up to the exercise price of the option plus any applicable withholding taxes. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option exercised.

     Under the Incentive Plan, the Committee may determine, in the event of a change of control of the Company, that all stock incentives which have not terminated and which are then held by any participant will become immediately exercisable. Any such determination by the Committee may be set forth in an applicable option agreement or by resolution of the Committee.

     Options outstanding under the Incentive Plan to acquire up to 117,000 shares were granted prior to 1994, including to Stephen W. Bershad (42,000 shares) and Elliot N. Konopko (30,000 shares). Options outstanding under the Incentive Plan to acquire up to an additional 101,000 shares were granted in 1994 to certain new and current employees, including to Stephen W. Bershad (21,000 shares), Elliot N. Konopko (15,000 shares) and Raymond F. Kunzmann (20,000 shares). All options are exercisable to the extent of 40% thereof within one year from the date of grant and an additional 30% each year thereafter. All options are incentive stock options. All options terminate seven years after the date of grant and are exercisable at $0.75 per share, except that Mr. Bershad's options terminate five years after grant and are exercisable at $0.83 per share. The exercise price for options granted prior to 1994 was adjusted from $2.00 to $0.75 per share ($2.20 to $0.83 per share in the case of Mr. Bershad) pursuant to the Incentive Plan as a result of a rights offering of Common Stock by the Company in 1994.

     The following table contains information concerning the grant of stock options to the named executive officers during 1994 under the Incentive Plan.


                                        OPTION GRANTS IN LAST FISCAL YEAR
                                                INDIVIDUAL GRANTS (1)                               POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                      NUMBER OF      % OF TOTAL                                     ANNUAL RATES OF STOCK
                                     SECURITIES        OPTIONS                                        PRICE APPRECIATIONS
                                     UNDERLYING       GRANTED TO                                       FOR OPTION TERM
                                       OPTIONS      EMPLOYEES IN     EXERCISE    EXPIRATION        ----------------------
NAME                                 GRANTED (#)     FISCAL YEAR   PRICE ($/SH)     DATE             5%            10%
- - ----                                 -----------    ------------   ------------  ----------          --            ---

Stephen W. Bershad                     21,000             21%          0.83       10/18/99         $6,405        $14,952
Elliot N. Konopko                      15,000             15%          0.75       10/18/01          4,575         10,680
Raymond F. Kunzmann                    20,000             20%          0.75       06/01/01          6,100         14,240


- - ----------------
(1) The options were granted in October 1994 and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest over time and have a term of seven years, except for the options granted to Mr. Bershad which expire five years from the date of grant, as described above. Options to acquire up to 121,000 shares granted to Mr. Murchie in October 1994 terminated unexercised following his termination of employment in January 1995. The exercise prices for options granted prior to 1994 to Messrs. Bershad and Konopko (covering 42,000 shares and 30,000 shares, respectively) were adjusted pursuant to the Incentive Plan as described above.


     The following table provides information with respect to the named executive officers concerning options that have been repriced in 1994 pursuant to the Incentive Plan. During the past ten years, the Company has not repriced options, except in 1994, and has not granted stock appreciation rights (SARs).


                                                      TEN-YEAR OPTION/SAR REPRICINGS

                                                      NUMBER OF                                                 LENGTH OF
                                                      SECURITIES   MARKET PRICE     EXERCISE                    ORIGINAL
                                                     UNDERLYING     OF STOCK AT     PRICE AT                   OPTION TERM
                                                      OPTIONS/        TIME OF        TIME OF                    REMAINING
                                                        SARS       REPRICING OR   REPRICING OR       NEW       AT DATE OF
                                                     REPRICED OR     AMENDMENT      AMENDMENT     EXERCISE    REPRICING OR
NAME (1)                                DATE         AMENDED (#)        ($)            ($)        PRICE ($)     AMENDMENT
- - ----                                    ----         -----------   ------------   ------------    ---------   ------------

Stephen W. Bershad                     8/12/94          42,000         0.75           2.20           0.83        2 years
Elliot N. Konopko                      8/12/94          30,000         0.75           2.00           0.75        4 years

- - ------------
(1) Options to acquire up to 242,000 shares of Common Stock held by Mr. Murchie were repriced in 1994 but expired unexercised following his termination of employment in January 1995.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

     Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus shareowner value, by aligning closely the financial interests of the Company's senior managers with those of its shareowners. In furtherance of these goals, the Company relies to a large degree on annual bonus and longer-term stock incentive compensation to attract and retain executive officers and other key employees and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are not guaranteed and are variable and closely tied to corporate, business unit and individual performance in a manner designed to encourage a sharp and continuing focus on building profitability and shareowner value. The annual bonus and stock incentive compensation is more closely tied to the Corporation's success in achieving significant financial and other performance-oriented goals. The Committee considers the total compensation (earned or potentially available) of each of the executive officers and the other senior managers in establishing each element of compensation. Eligible persons must be employed by the Company at the time bonus compensation is awarded.

     In evaluating the performance and setting the incentive compensation of the Chief Executive Officer, the Committee has taken note of management's efforts in completing a financial restructuring in 1994, restructuring the Company's businesses to adjust for the decline in its defense business and in effectively directing the Company's operations under the difficult economic conditions in the Company's served markets over the last two fiscal years, as well as the Company's results of operations during such period.

     In its review of other senior management performance and compensation for 1994, the Committee has also taken into account management's consistent commitment to the long-term success of the Company through development of new or improved products, the implementation of significant cost reductions, resulting in increased efficiencies and continued debt reduction.

     Based on its evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies the Committee has implemented and administered have contributed to achieving this management focus.

     During each fiscal year, the Committee considers the desirability of recommending to the Long-Term Stock Incentive Committee granting senior executives, including executive officers, awards under the Incentive Plan, which provides the flexibility to grant longer-term incentives in a variety of forms, including performance units, stock options, stock appreciation rights and restricted stock. In 1994 the Long Term Stock Incentive Committee, upon the recommendation of the Committee, granted options to acquire up to 61,000 shares of Common Stock to current employees and 40,000 shares to new employees. As required pursuant to the Incentive Plan, the Long-Term Stock Incentive Committee revised the exercise price of options granted pursuant to the Incentive Plan prior to 1994 as a result of the rights offering of Common Stock completed in July 1994 to reflect the fair market value of the Common Stock following the rights offering. The Long-Term Incentive Committee's determination was based on the trading prices of the Common Stock prior to and
following the consummation of the rights offering.   See "Stock Incentive Plan".


Members of the Compensation Committee

Stephen W. Bershad
Anthony J. Fiorelli, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bershad, a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Fiorelli's consulting firm was paid a fee for consulting services of approximately $50,000 in 1994.

STOCK PRICE PERFORMANCE GRAPH

     The information in the foregoing report and the following graph shall not be incorporated by reference (by any general statement incorporating this proxy statement by reference or otherwise) into any prior or future filing under the Exchange Act or the Securities Act of 1933, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following graph shows the value of a $100 investment in Common Stock from August 30, 1991 through December 31, 1994, as of such dates, with a similar investment in the NASDAQ Non-Financial Stock Index and the S&P High Technology Composite Index. The NASDAQ Non-Financial Stock Index is an index comprising all non-financial common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The S&P High Technology Composite Index is an index comprising common shares of companies in the aerospace/defense, communications equipment, electronics and office equipment and supplies industries. Both the NASDAQ Non-Financial Stock Index and the S&P High Technology Composite Index are calculated on a total return basis to include the reinvestment of dividends.
The Common Stock was first quoted on NASDAQ on August 14, 1991.

[Line Graph]



                               8/30/91      12/27/91     6/30/92     12/31/92      6/30/93     12/31/93      6/30/94     12/30/94
- - ----------------------------------------------------------------------------------------------------------------------------------

 Vernitron Common Stock          $100         $ 88        $ 91         $ 91         $ 91         $ 31         $ 59         $ 35
- - ----------------------------------------------------------------------------------------------------------------------------------
 NASDAQ Non-Financial
  Index                          $100         $114         $104        $125         $129         $142         $124         $135
- - ----------------------------------------------------------------------------------------------------------------------------------
 S&P High Technology
  Composite Index                $100         $104        $ 97         $109         $122         $133         $124         $143
- - ----------------------------------------------------------------------------------------------------------------------------------

- - ----------------
(1) On July 20, 1994 the Company issued an additional 7,352,942 shares of Common Stock to existing stockholders at $0.34 per share pursuant to a rights offering of Common Stock. Prior to the rights offering, there were 5,185,070 shares of Common Stock outstanding. Based on the $0.75 per share average of the closing bid and asked prices of the Common Stock quoted on NASDAQ as of December 31, 1994, the value of Common Stock purchased in the rights offering increased by 120% from July 20, 1994 to December 31, 1994. During the same period, the NASDAQ Non-Financial Stock Index and S&P High Technology Composite Index increased by 6% and 17%, respectively.


AGREEMENTS WITH DIRECTORS AND OFFICERS

     The Company has entered into indemnification agreements with its directors and certain officers in order to induce them to continue to serve as directors and officers of the Company, indemnifying them for any and all liabilities incurred by them arising out of their service as directors or officers, other than liabilities arising out of conduct which has been determined in a final adjudication to constitute bad faith or a knowing violation of law or receipt by such person of an improper personal benefit. The rights to indemnification under such agreements are in addition to any rights to indemnification contained in the Company's Certificate of Incorporation or By-Laws, which provide for indemnification under certain circumstances. The Company has agreed to pay Mr. Konopko up to six months' base compensation and certain other benefits in the event of his termination by the Company other than for cause.

                                 PROPOSAL NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, upon the recommendation of its Audit Committee, has selected Arthur Andersen LLP as independent accountants to audit the consolidated books and accounts of the Company for the period beginning January 1, 1995, and ending December 31, 1995. A representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE INDICATED PERIOD (PROPOSAL NO. 2).


                             ADDITIONAL INFORMATION

                              STOCKHOLDER PROPOSALS

     Any holder of Common Stock who wishes to present a proposal for inclusion in the Company's proxy statement for the next annual meeting of shareholders must comply with the rules and regulations of the Securities and Exchange Commission then in effect. Such proposal must be received by the Secretary of the Company at 645 Madison Avenue, New York, New York, 10022 no later than December 16, 1995, in order to be considered for inclusion in the Company's proxy statement for the next annual meeting.


                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission, will be provided to stockholders without charge upon receipt of a written request to: Investor Relations, Vernitron Corporation, 645 Madison Avenue, New York, NY 10022.


April 28, 1995